EXHIBIT 23.1
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December 19, 2000
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Pangea Petroleum Corporation
6776 Harwin, Suite 620
Houston, Texas 77036
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Dear Sir or Madam:
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I have issued my report dated February 15, 2000, and
May 9, 2000, relating to the financial statements of Pangea
Petroleum Corporation for the years ended December 31, 1999
and December 31, 1998 appearing in the Company's Form 8-
K12g3.  In addition, I have issued my report dated
April 27, 2000, relating to the financial statements of
Pangea Petroleum Corporation for the quarter ended March
31, 2000 appearing in the Company's Form 8-K12g3.  Such
reports have been incorporated by reference in this
Registration Statement.  I consent to the incorporation
by reference in this Registration Statement on Form S-8
of the aforementioned reports and to the use of our name
as it appears under the caption "Experts."
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James J. Taylor, Certified Public Accountant
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By: /s/ James J. Taylor, CPA
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        James J. Taylor, CPA
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New Braunfels, Texas
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